Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President — Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408
LIZ CLAIBORNE INC. REPORTS 2nd QUARTER AND FIRST SIX MONTHS RESULTS
•	Reports Q2 Fiscal 2008 GAAP Loss per Share from Continuing Operations of ($0.17) and Adjusted EPS from Continuing Operations of $0.09

•	Completes Bank Credit Facility Amendment

•	Drives Inventory Decrease of 26% Compared to Q2 2007

•	Narrows Full Year 2008 Adjusted EPS Guidance to a Range of $1.40 to $1.50 from a Range of $1.40 to $1.60
New York, NY August 13, 2008 — Liz Claiborne Inc. (NYSE:LIZ) today announced earnings for the second quarter and first six months of 2008. For the first six months of 2008 and on a GAAP basis, the loss per share from continuing operations was ($0.32) compared to diluted earnings per share (“EPS”) from continuing operations of $0.20 for the first six months of 2007. Adjusted diluted EPS from continuing operations for the first six months of 2008 were $0.37 compared to adjusted diluted EPS from continuing operations of $0.40 for the first six months of 2007. Net sales from continuing operations for the first six months of 2008 were $2.088 billion, a decrease of $24 million, or 1.2% from 2007, inclusive of an $81 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations.
For the second quarter of 2008 and on a GAAP basis, the loss per share from continuing operations was ($0.17) compared to diluted earnings per share from continuing operations of $0.10 for the second quarter of 2007. Adjusted diluted EPS from continuing operations for the second quarter of 2008 were $0.09 compared to adjusted diluted EPS from continuing operations of $0.23 for the second quarter of 2007. Net sales from continuing operations for the second quarter of 2008 were $974 million, a decrease of $75 million, or 7.1% from 2007, inclusive of a $47 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations.
The adjusted results for the second quarter and first six months of 2008 and 2007 on a continuing operations basis exclude the impact of expenses incurred in connection with the Company’s streamlining and brand-exiting activities.
The Company believes that the adjusted results for the second quarter and first six months of 2008 and 2007 and the adjusted projected results for fiscal 2008 represent a more meaningful presentation of its historical and estimated operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information”, provide a full reconciliation of actual results to the adjusted results.

William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “Second quarter adjusted EPS from continuing operations were $0.09 in what remains a very challenging macroeconomic environment. Although expected, our Partnered Brands net sales and total company operating margin results were disappointing. This was offset by demonstrated progress on a number of fronts. In particular, we generated an 18% net sales increase in our retail-based Direct Brands segment, driven by a 13% comp store sales increase in Juicy Couture and a 5% comp store sales increase in Lucky Brand. We realized tangible benefits from our streamlining activities in the second quarter, as evidenced by the $22 million year over year reduction in adjusted SG&A. We also reaped the benefits of our focus on working capital, as evidenced by the 26% reduction in inventory compared to last year. This enables a clean transition into the second half and begins to position us well for the 2009 re-launch of our flagship Liz Claiborne brand under the design direction of Isaac Mizrahi and the re-launch of our Claiborne men’s business with John Bartlett as well.”
Mr. McComb added, “While our second quarter results exceeded our conservative expectations, the difficult macroeconomic environment causes us to be cautious in our outlook as we proceed through the second half of the year. Accordingly, we are narrowing our fiscal 2008 adjusted EPS guidance range, resulting in a new range of $1.40 to $1.50, compared to the previous range of $1.40 to $1.60. For the third quarter of 2008, we expect adjusted EPS to be in the range of $0.37 to $0.42.”
Mr. McComb concluded, “We are currently in the execution phase of our turnaround. We have built strong brand teams and are accelerating initiatives that we believe will result in a solid and consistently profitable company. Our focus on improving cash management, productivity and operating margin represent big opportunities for us as we move forward. We are not expecting a significant macroeconomic recovery in the near future, but will continue to prudently execute our plans, implementing very meaningful product initiatives and driving operating margin expansion.”
The Company will sponsor a conference call today at 10:00 am EDT to discuss its results for the second quarter and first six months of 2008. The dial-in number is 1-888-694-4676 with pass code 58108610. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Liz Claiborne website at www.lizclaiborneinc.com. An archive of the webcast will be available through September 3, 2008. Additional information on the results of the Company’s operations is available in the Company’s Form 10-Q for the second quarter of 2008, which is being filed today with the Securities and Exchange Commission.
OPERATING SUMMARY
•	The Company aggregates its brand-based activities into two reporting segments as follows:
—	The Direct Brands segment — consists of the specialty retail, outlet, wholesale apparel, wholesale non-apparel (including accessories, jewelry and handbags), e-commerce and licensing operations of the Company’s four retail-based brands: Mexx, Juicy Couture, Lucky Brand and Kate Spade.

—	The Partnered Brands segment — consists of the wholesale apparel, wholesale non-apparel, outlet, specialty retail, e-commerce and licensing operations for the Company’s owned and licensed wholesale-based brands.
The results of the Company’s former Emma James, Intuitions, J.H. Collectibles, Tapemeasure, C&C California, Laundry by Design and Prana brands in addition to the retail operations of the Company’s former Ellen Tracy brand and certain of the retail operations of the Sigrid Olsen brands are shown as discontinued operations. In the second quarter of 2008, the Company entered into an exclusive long-term global licensing agreement for the manufacture, distribution and marketing of its fragrance brands.
•	Net sales from continuing operations for the second quarter of 2008 were $974 million, a decrease of $75 million, or 7.1% from 2007, inclusive of a $47 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations. The impact of changes in foreign currency exchange rates in our international businesses increased net sales by approximately $43 million, or 4.1%, during the quarter. Net sales for our segments are provided below:
—	Direct Brands segment net sales increased 18.2% in the second quarter to $584 million.

—	Partnered Brands segment net sales decreased $165 million, or 29.7%, in the second quarter to $390 million, inclusive of a $47 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations.
•	Net sales for our Direct Brands segment in the second quarter were as follows:
—	Mexx — $289 million, an 8.8% increase compared to last year. Excluding the impact of changes in foreign currency exchange rates, net sales for Mexx were $253 million, a 4.9% decrease compared to last year.

—	Juicy Couture — $148 million, a 47.4% increase compared to last year.

—	Lucky Brand — $118 million, a 9.3% increase compared to last year.

—	Kate Spade — $30 million, a 44.5% increase compared to last year.
•	Operating loss in the second quarter was ($26) million ((2.6)% of net sales) compared to an operating profit of $25 million (2.4% of net sales) in 2007. Adjusted operating income in the second quarter was $21 million (2.2% of adjusted net sales) compared to $45 million (4.4% of adjusted net sales) in 2007. Operating income for our business segments are provided below:
—	Direct Brands segment operating income in the second quarter was $13 million (2.2% of net sales), compared to $30 million (6.1% of net sales) in 2007. Direct Brands segment adjusted operating income in the second quarter was $27 million (4.7% of adjusted net sales) compared to $36 million (7.3% of adjusted net sales) in 2007.

—	Partnered Brands segment operating loss in the second quarter was ($38) million ((9.9)% of net sales), compared to an operating loss of ($5) million ((0.9)% of net sales) in 2007. Partnered Brands segment adjusted operating loss in the second quarter was ($6) million ((1.6)% of adjusted net sales) compared to an adjusted operating profit of $10 million (1.7% of adjusted net sales) in 2007.
•	Expenses associated with our streamlining and brand-exiting activities were $47 million in the second quarter of 2008 compared to $21 million in the second quarter of 2007. For the first six months of 2008, expenses associated with our streamlining and brand-exiting activities were $110 million compared to $31 million in the first six months of 2007.

•	Inventories decreased 26.0% to $497 million compared to the second quarter of 2007, primarily reflecting decreases in our Partnered Brands segment, including the impact of brands sold, discontinued, or licensed, partially offset by increases in our Direct Brands segment. Inventories of ongoing Partnered Brands decreased 41.4% compared to the second quarter of 2007. The impact of changes in foreign currency exchange rates increased inventories by $22 million, or 3.2%, in the second quarter of 2008 compared to the second quarter of 2007.

•	Cash flow from continuing operating activities for the last twelve months was $254 million.

•	We ended the quarter with $100 million in cash and with $898 million of debt outstanding. Our total debt to total capital ratio was 38.6% in the second quarter compared to 25.4% in 2007, primarily reflecting the impact of the 2007 goodwill impairment in addition to share repurchases, capital expenditures and acquisition-related payments over the last 12 months.

SECOND QUARTER RESULTS
Overall Results
Net sales from continuing operations for the second quarter of 2008 were $974 million, a decrease of $75 million, or 7.1% from the second quarter of 2007, due to decreases in our Partnered Brands segment, offset by increases in our Direct Brands segment. Net sales were inclusive of a $47 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations. The impact of changes in foreign currency exchange rates in our international businesses increased net sales by approximately $43 million, or 4.1%, during the quarter.
Gross profit as a percent of net sales was 47.4% in 2008 compared to 49.3% in the second quarter of 2007, principally reflecting decreased gross profit rates in our Direct and Partnered Brands segments, partially offset by an increased proportion of sales from our Direct Brands segment, which runs at a higher gross profit rate than the company average.
Selling, General & Administrative expenses (“SG&A”) were $487 million, or 50.1% of net sales in 2008, compared to $492 million, or 46.9% of net sales in the second quarter of 2007, primarily reflecting the following:
•	a $26 million increase due to the impact of changes in foreign currency exchange rates in our international operations;

•	a $17 million increase associated with retail expansion in our Direct Brands segment;

•	a $16 million increase in Direct Brands SG&A;

•	a $13 million year over year increase in expenses associated with our streamlining and brand-exiting activities; and

•	a ($78) million decrease in Partnered Brands and corporate SG&A.
Operating loss was ($26) million ((2.6)% of net sales) in the second quarter of 2008 compared to operating income of $25 million (2.4% of net sales) in the second quarter of 2007. Adjusted operating income in the second quarter was $21 million (2.2% of adjusted net sales) compared to $45 million (4.4% of adjusted net sales) in 2007. The impact of changes in foreign currency exchange rates in our international businesses was immaterial during the quarter.
Income taxes in the second quarter of 2008 decreased by $25 million to a tax benefit of $20 million compared to a tax expense of $5 million in the second quarter of 2007. The tax benefit increased by $2 million as a result of discrete items which along with changes to the mix and amounts of pre-tax earnings increased our tax rate in the second quarter of 2008 to a benefit of 55.2% from a tax rate of 35.2% in the second quarter of 2007.
Loss from Continuing Operations in the second quarter of 2008 was ($16) million, or ($0.17) per share, compared to income from continuing operations in the second quarter of 2007 of $10 million, or $0.10 per share. Adjusted diluted EPS from continuing operations in the second quarter of 2008 were $0.09 compared to adjusted diluted EPS from continuing operations of $0.23 in the second quarter of 2007.
Net loss in the second quarter of 2008 was ($23) million, inclusive of losses related to discontinued operations of ($7) million, compared to net income of $14 million in the second quarter of 2007, inclusive of income from discontinued operations of $4 million. Loss per share was ($0.25) in the second quarter of 2008 compared to diluted EPS of $0.13 in the second quarter of 2007.

Segment Highlights
Direct Brands
Net sales in our Direct Brands segment in the second quarter were $584 million, increasing $90 million, or 18.2%.
Net sales for Mexx were $289 million, an 8.8% increase compared to 2007. Excluding the impact of changes in foreign currency exchange rates, net sales for Mexx were $253 million, a 4.9% decrease compared to last year.
—	We ended the quarter with 133 specialty stores, 95 outlets and 284 concessions, reflecting the net addition over the last 12 months of 10 outlet stores and the net closure of 22 concessions;

—	Average retail square footage in the second quarter was approximately 1.446 million square feet, a 9% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $467; and

—	Comparable store sales decreased 2% in the second quarter, reflecting comparable store sales decreases in our Mexx Europe business, partially offset by increases in our Mexx Canada business.
Net sales for Juicy Couture were $148 million, a 47.4% increase compared to 2007, primarily driven by increases in retail, outlet, wholesale apparel and non-apparel.
—	We ended the quarter with 48 specialty stores and 25 outlet stores, reflecting the net addition over the last 12 months of 22 specialty stores and 12 outlet stores;

—	Average retail square footage in the second quarter was approximately 235 thousand square feet, a 126% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $1,278; and

—	Comparable store sales increased 13% in the second quarter.
Net sales for Lucky Brand were $118 million, a 9.3% increase compared to 2007, primarily driven by increases in retail and outlet, partially offset by decreases in wholesale apparel and wholesale non-apparel.
—	We ended the quarter with 179 specialty stores and 29 outlet stores, reflecting the net addition over the last 12 months of 32 specialty stores and 22 outlet stores;

—	Average retail square footage in the second quarter was approximately 457 thousand square feet, a 29% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $620; and

—	Comparable store sales increased 5% in the second quarter.
Net sales for Kate Spade were $30 million, a 44.5% increase compared to 2007, primarily driven by increases in retail and outlet.
—	We ended the quarter with 33 specialty stores and 23 outlet stores, reflecting the net addition over the last 12 months of 13 specialty stores and 19 outlet stores;

—	Average retail square footage in the second quarter was approximately 102 thousand square feet, a 97% increase compared to 2007;

—	Sales per square foot for comparable stores over the latest twelve months was $752; and

—	Comparable store sales decreased 7% in the second quarter.
Direct Brands segment operating income in the second quarter was $13 million (2.2% of net sales), compared to $30 million (6.1% of net sales) in 2007. Direct Brands segment adjusted operating income in the second quarter was $27 million (4.7% of adjusted net sales) compared to $36 million (7.3% of adjusted net sales) in 2007.
Partnered Brands
Net sales from continuing operations in our Partnered Brands segment decreased $165 million, or 29.7%, in the second quarter to $390 million, inclusive of a $47 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations.
—	The $165 million decrease in net sales in our Partnered Brands segment was primarily due to decreases in our Liz Claiborne, Claiborne, Enyce, Monet, Ellen Tracy and Sigrid Olsen brands, partially offset by increases in our Liz & Co., licensed DKNY Jeans and Kensie brands.
Partnered Brands segment operating loss in the second quarter was ($38) million ((9.9)% of net sales), compared to an operating loss of ($5) million ((0.9)% of net sales) in 2007. Partnered Brands segment adjusted operating loss in the second quarter was ($6) million ((1.6%) of adjusted net sales) compared to an operating profit of $10 million (1.7% of adjusted net sales) in 2007.
FIRST SIX MONTHS RESULTS
Overall Results
Net sales from continuing operations for the first six months of 2008 were $2.088 billion, a decrease of $24 million, or 1.2% from the first six months of 2007, primarily due to decreases in our Partnered Brands segment, offset by increases in our Direct Brands segment. Net sales were inclusive of an $81 million decrease associated with brands or certain brand activities that have been closed / exited and have not been presented as part of discontinued operations. The impact of changes in foreign currency exchange rates in our international businesses increased net sales by approximately $95 million, or 4.5%, in the first six months of 2008.
Net sales for our Direct Brands segment in the first six months of 2008 were as follows:
—	Mexx — $631 million, a 14.4% increase compared to last year. Excluding the impact of changes in foreign currency exchange rates, net sales for Mexx were $550 million, a 0.3% decrease compared to last year.

—	Juicy Couture — $288 million, a 52.2% increase compared to last year.

—	Lucky Brand — $228 million, a 14.7% increase compared to last year.

—	Kate Spade — $57 million, a 44.3% increase compared to last year.
Operating loss was ($47) million ((2.3)% of net sales) in the first six months of 2008 compared to an operating profit of $55 million (2.6% of net sales) in 2007. Adjusted operating income in the first six months of 2008 was $63 million (3.0% of adjusted net sales) compared to $86 million (4.1% of adjusted net sales) in 2007. The impact of changes in foreign currency exchange rates in our international businesses increased operating income by approximately $2 million in the first six months of 2008.

Direct Brands segment operating income in the first six months of 2008 was $40 million (3.3% of net sales) compared to $80 million (8.2% of net sales) in 2007. Direct Brands segment adjusted operating income in the first six months of 2008 was $66 million (5.5% of net sales) compared to $86 million (8.8% of net sales) in 2007.
Partnered Brands segment operating loss in the first six months of 2008 was ($87) million ((9.9)% of net sales) compared to an operating loss of ($25) million ((2.2)% of net sales) in 2007. Partnered Brands segment adjusted operating loss in the first six months of 2008 was ($4) million ((0.4)% of adjusted net sales) compared to adjusted operating income of $0.4 million in 2007.
Income taxes in the first half of 2008 decreased by $59 million to a tax benefit of $43 million compared to a tax expense of $16 million in the first half of 2007. The tax benefit increased by $14 million as a result of discrete items which along with changes to the mix and amounts of pre-tax earnings increased our tax rate in the first half of 2008 to a benefit of 59.3% from a tax rate of 42.9% in the second quarter of 2007.
Net loss in the first six months of 2008 was ($54) million compared to net income of $30 million in 2007. Loss per share was ($0.58) in the first six months of 2008 compared to diluted EPS of $0.29 in 2007. Adjusted diluted EPS in 2008 were $0.37 compared to adjusted diluted EPS of $0.40 in 2007.
Bank Credit Facility Amendment
On August 12, 2008, the Company entered into a second amendment to its revolving credit facility, whereby it modified certain existing financial and other covenants, added an additional financial covenant relating to asset coverage, modified the facility’s fee structure and agreed to provide its banks with security in substantially all of its assets in the event it fails to achieve a specified leverage ratio. The amendment also provides for the exclusion of additional cash restructuring charges in the calculation of certain financial covenants. A copy of such amendment will be filed with today’s Quarterly Report on Form 10-Q.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets a global portfolio of retail-based premium brands including Kate Spade, Juicy Couture, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Liz Claiborne and Monet families of brands, Enyce, Kensie, Kensiegirl, Mac & Jac, Narciso Rodriguez and the licensed DKNY Jeans Group. For more information visit www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2008 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks associated with the current macroeconomic conditions, including the possibility of a recession in the United States and the rising price of fuel; risks related to the reorganization of the Company into two segments and the related realignment of the Company’s management structure; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the Company’s ability to execute successfully on its previously announced long-term growth plan; risks associated with the Company’s recently completed strategic review of brands, including whether the Company identified the appropriate brands for review or appropriately valued assets related to brands sold or licensed to third parties; risks associated with the Company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment and to develop best-in-class retail capabilities; risks associated with the Company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the Company’s ability to achieve projected cost savings; the Company’s ability to continue to have the liquidity necessary, through cash flow from operations and financing, to fund its plans may be adversely impacted by a number of factors, including maintenance of financial covenants (as amended) of our debt and credit facilities, interest rate and exchange rate fluctuations, and the further downgrading of the Company’s credit rating; risks associated with the continuing challenging retail conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to the Company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to, among other things, reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the Company’s specialty retail business; risks associated with selling the Company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the Company’s Liz Claiborne and Claiborne branded products association with known designers and customer acceptance of the resulting products; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation, restructurings and other ownership changes, and, financial difficulties, including bankruptcies, in the retail industry; the Company’s ability to respond to constantly changing consumer demands and tastes and fashion trends, across multiple product lines, shopping channels and geographies; risks related to retailer and consumer acceptance of the Company’s products; risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality or safety standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate business development opportunities and risks associated with acquisitions and new product lines, product categories and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment, and risks inherent in licensing arrangements such as the Company’s license of the DKNY Jeans and DKNY Active brands and the license with Elizabeth Arden; risks associated with any significant disruptions in the Company’s relationship with its employees or with its relationship with the unions which represent certain Company employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product and risks associated with the importation and exportation of product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing the Company’s intellectual property rights; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 5, 2008, including under the section captioned “Item 1A. Risk Factors” and in the Company’s 2007 Annual Report on Form 10-K, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.” The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per common share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	July 5, 2008	% of	June 30, 2007	% of
	(13 weeks)	Sales	(13 weeks)	Sales
Net Sales	$973,766	100.0%	$1,048,545	100.0%
Cost of goods sold	512,054	52.6%	531,678	50.7%

Gross Profit	461,712	47.4%	516,867	49.3%
Selling, general & administrative expenses	487,479	50.1%	492,081	46.9%

Operating (Loss) Income	(25,767)	(2.6)%	24,786	2.4%
Other (expense) income, net	(925)	(0.1)%	335	—
Interest expense, net	(9,770)	(1.0)%	(9,816)	(0.9)%

(Loss) Income Before (Benefit) Provision for Income Taxes	(36,462)	(3.7)%	15,305	1.5%
(Benefit) provision for income taxes	(20,127)	(2.1)%	5,386	0.5%

(Loss) Income from Continuing Operations	(16,335)	(1.7)%	9,919	0.9%
(Loss) income from discontinued operations, net of tax	(5,134)		3,712
Loss on disposal of discontinued operations, net of tax	(1,694)		—

Net (Loss) Income	$(23,163)		$13,631

Earnings per Share:
Basic
(Loss) Income from Continuing Operations	$(0.17)		$0.10
(Loss) Income from Discontinued Operations	(0.06)		0.03
Loss on Disposal of Discontinued Operations	(0.02)		—

Net (Loss) Income	$(0.25)		$0.13

Diluted
(Loss) Income from Continuing Operations	$(0.17)		$0.10
(Loss) Income from Discontinued Operations	(0.06)		0.03
Loss on Disposal of Discontinued Operations	(0.02)		—

Net (Loss) Income	$(0.25)		$0.13

Weighted Average Shares, Basic (1)	93,638		101,855
Weighted Average Shares, Diluted (1)	93,638		102,828

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.06		$0.06

(1)	Because the Company incurred a loss from continuing operations in 2008, all outstanding stock options and restricted shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per common share data)
(Unaudited)

	Six Months Ended		Six Months Ended
	July 5, 2008	% of	June 30, 2007	% of
	(27 weeks)	Sales	(26 weeks)	Sales
Net Sales	$2,088,303	100.0%	$2,112,684	100.0%
Cost of goods sold	1,098,825	52.6%	1,099,988	52.1%

Gross Profit	989,478	47.4%	1,012,696	47.9%
Selling, general & administrative expenses	1,036,577	49.6%	957,275	45.3%

Operating (Loss) Income	(47,099)	(2.3)%	55,421	2.6%
Other expense, net	(3,672)	(0.2)%	(394)	—
Interest expense, net	(21,873)	(1.0)%	(18,347)	(0.9)%

(Loss) Income Before (Benefit) Provision for Income Taxes	(72,644)	(3.5)%	36,680	1.7%
(Benefit) provision for income taxes	(43,060)	(2.1)%	15,734	0.7%

(Loss) Income from Continuing Operations	(29,584)	(1.4)%	20,946	1.0%
(Loss) income from discontinued operations, net of tax	(10,703)		8,883
Loss on disposal of discontinued operations, net of tax	(13,897)		—

Net (Loss) Income	$(54,184)		$29,829

Earnings per Share:
Basic
(Loss) Income from Continuing Operations	$(0.32)		$0.20
(Loss) Income from Discontinued Operations	(0.11)		0.09
Loss on Disposal of Discontinued Operations	(0.15)		—

Net (Loss) Income	$(0.58)		$0.29

Diluted
(Loss) Income from Continuing Operations	$(0.32)		$0.20
(Loss) Income from Discontinued Operations	(0.11)		0.09
Loss on Disposal of Discontinued Operations	(0.15)		—

Net (Loss) Income	$(0.58)		$0.29

Weighted Average Shares, Basic (1)	93,202		101,825
Weighted Average Shares, Diluted (1)	93,202		102,978

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.11		$0.11

(1)	Because the Company incurred a loss from continuing operations in 2008, all outstanding stock options and restricted shares are antidilutive. Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

LIZ CLAIBORNE INC.
CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands)
(Unaudited)

	July 5, 2008	June 30, 2007
Assets
Current Assets:
Cash and cash equivalents	$100,380	$110,288
Accounts receivable — trade, net	439,459	500,295
Inventories, net	496,878	671,850
Deferred income taxes	100,603	78,594
Other current assets	301,670	161,586
Assets held for sale	5,273	—

Total current assets	1,444,263	1,522,613

Property and Equipment, net	595,819	567,869
Goodwill and Intangibles, net	995,015	1,460,084
Other Assets	36,854	21,382

Total Assets	$3,071,951	$3,571,948

Liabilities and Stockholders’ Equity
Current Liabilities	$693,976	$609,559
Long-Term Debt	811,294	683,545
Other Non-Current Liabilities	114,550	104,131
Deferred Income Taxes	17,009	66,571
Minority Interest	3,873	3,489
Stockholders’ Equity	1,431,249	2,104,653

Total Liabilities and Stockholders’ Equity	$3,071,951	$3,571,948

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands)
(Unaudited)

	Six Months Ended
	July 5, 2008	June 30, 2007
	(27 Weeks)	(26 Weeks)
Cash Flows from Operating Activities:
Net (loss) income	$(54,184)	$29,829
Adjustments to arrive at (loss) income from continuing operations	24,600	(8,883)

(Loss) income from continuing operations	(29,584)	20,946

Adjustments to reconcile (loss) income from continuing operations to net cash used in operating activities:
Depreciation and amortization	81,757	75,825
Streamlining initiatives; asset write-down	2,805	—
Loss on asset disposals	12,855	9,691
Share-based compensation	8,015	10,365
Tax benefit on exercise of stock options	7	4,615
Other, net	(47)	(784)
Changes in assets and liabilities, exclusive of acquisitions:
Decrease in accounts receivable — trade, net	9,343	3,577
Decrease (increase) in inventories, net	37,272	(70,930)
Increase in other current and non-current assets	(5,464)	(9,379)
Decrease in accounts payable	(30,630)	(2,513)
Decrease in accrued expenses	(58,941)	(47,273)
Net change in income tax assets and liabilities	(71,245)	(29,244)
Net cash (used in) provided by operating activities of discontinued operations	(12,016)	12,281

Net cash used in operating activities	(55,873)	(22,823)

Cash Flows from Investing Activities:
Proceeds from disposition	21,252	—
Purchases of property and equipment	(86,853)	(67,193)
Purchases of businesses and payment of related debt	(5,137)	(48,262)
Payments for in-store merchandise shops	(3,133)	(2,532)
Proceeds from sales of securities	—	9,616
Proceeds from sales of property and equipment	—	1,410
Other, net	(430)	153
Net cash provided by (used in) investing activities of discontinued operations	64,913	(672)

Net cash used in investing activities	(9,388)	(107,480)

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(All dollar amounts in thousands)
(Unaudited)

	Six Months Ended
	July 5, 2008	June 30, 2007
	(27 Weeks)	(26 Weeks)
Cash Flows from Financing Activities:

Short term borrowings, net	(27,005)	12,252
Principal payments under capital lease obligations	(2,094)	(3,188)
Commercial paper, net	—	104,313
Proceeds from exercise of common stock options	51	35,286
Purchase of common stock	—	(81,560)
Dividends paid	(10,525)	(11,432)
Excess tax benefit related to share-based compensation	—	2,521
Other, net	(1,110)	(747)

Net cash (used in) provided by financing activities	(40,683)	57,445

Effect of exchange rate changes on cash and cash equivalents	923	(2,499)

Net Change in Cash and Cash Equivalents	(105,021)	(75,357)
Cash and Cash Equivalents at Beginning of Period	205,401	185,645

Cash and Cash Equivalents at End of Period	$100,380	$110,288

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)
The following tables provide reconciliations of (Loss) Income from Continuing Operations to Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities and of Operating (Loss) Income to Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities.

	Three Months Ended		Six Months Ended
	July 5, 2008	June 30, 2007	July 5, 2008	June 30, 2007
	(13 weeks)	(13 weeks)	(27 weeks)	(26 weeks)
(Loss) Income from Continuing Operations	$(16,335)	$9,919	$(29,584)	$20,946

Streamlining initiatives and brand-exiting activities (1)	46,777	20,667	109,716	30,814
Provision for income taxes	(22,162)	(7,121)	(46,020)	(10,774)

Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities	$8,280	$23,465	$34,112	$40,986

Operating (Loss) Income	$(25,767)	$24,786	$(47,099)	$55,421
Streamlining initiatives and brand-exiting activities (1)	46,777	20,667	109,716	30,814

Operating Income Excluding Streamlining Initiatives and Brand-Exiting Activities	21,010	45,453	62,617	86,235

Interest expense, net	9,770	9,816	21,873	18,347
Other expense (income), net	925	(335)	3,672	394
Provision for income taxes	(2,035)	(12,507)	(2,960)	(26,508)

Income from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities	$8,280	$23,465	$34,112	$40,986

Basic Earnings per Common Share from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities	$0.09	$0.23	$0.37	$0.40

Diluted Earnings per Common Share from Continuing Operations Excluding Streamlining Initiatives and Brand-Exiting Activities (2)	$0.09	$0.23	$0.37	$0.40

(1)	During the three and six months ended July 5, 2008 and June 30, 2007, the Company recorded expenses related to its streamlining initiatives and/or brand-exiting activities as follows:

	Three Months Ended		Six Months Ended
	July 5, 2008	June 30, 2007	July 5, 2008	June 30, 2007
	(13 weeks)	(13 weeks)	(27 weeks)	(26 weeks)
Payroll, lease terminations and asset write-downs	$21,550	$20,460	$59,669	$27,437
Store closure and other costs	25,227	207	50,047	3,377

	$46,777	$20,667	$109,716	$30,814

(2)	Amounts for the three and six months ended July 5, 2008 are based on 93,704 and 93,362 weighted average shares outstanding, respectively.

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)

	Three Months Ended		Three Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(13 weeks)	Total	(13 weeks)	Total
NET SALES:
Direct Brands	$584,180	60.0%	$494,066	47.1%
Partnered Brands	389,586	40.0%	554,479	52.9%

Total Net Sales	$973,766	100.0%	$1,048,545	100.0%

	Three Months Ended		Three Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(13 weeks)	Sales	(13 weeks)	Sales
OPERATING (LOSS) INCOME:
Direct Brands	$12,650	2.2%	$29,934	6.1%
Partnered Brands	(38,417)	(9.9)%	(5,148)	(0.9)%

Total Operating (Loss) Income	$(25,767)	(2.6)%	$24,786	2.4%

	Three Months Ended		Three Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(13 weeks)	Total	(13 weeks)	Total
NET SALES:
Domestic	$627,918	64.5%	$729,490	69.6%
International	345,848	35.5%	319,055	30.4%

Total Net Sales	$973,766	100.0%	$1,048,545	100.0%

	Three Months Ended		Three Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(13 weeks)	Sales	(13 weeks)	Sales
OPERATING (LOSS) INCOME:
Domestic	$(29,828)	(4.8)%	$12,883	1.8%
International	4,061	1.2%	11,903	3.7%

Total Operating (Loss) Income	$(25,767)	(2.6)%	$24,786	2.4%

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)

	Six Months Ended		Six Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(27 weeks)	Total	(26 weeks)	Total
NET SALES:
Direct Brands	$1,204,330	57.7%	$979,671	46.4%
Partnered Brands	883,973	42.3%	1,133,013	53.6%

Total Net Sales	$2,088,303	100.0%	$2,112,684	100.0%

	Six Months Ended		Six Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(27 weeks)	Sales	(26 weeks)	Sales
OPERATING (LOSS) INCOME:
Direct Brands	$40,023	3.3%	$79,984	8.2%
Partnered Brands	(87,122)	(9.9)%	(24,563)	(2.2)%

Total Operating (Loss) Income	$(47,099)	(2.3)%	$55,421	2.6%

	Six Months Ended		Six Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(27 weeks)	Total	(26 weeks)	Total
NET SALES:
Domestic	$1,343,558	64.3%	$1,449,162	68.6%
International	744,745	35.7%	663,522	31.4%

Total Net Sales	$2,088,303	100.0%	$2,112,684	100.0%

	Six Months Ended		Six Months Ended
	July 5, 2008	% to	June 30, 2007	% to
	(27 weeks)	Sales	(26 weeks)	Sales
OPERATING (LOSS) INCOME:
Domestic	$(61,840)	(4.6)%	$30,795	2.1%
International	14,741	2.0%	24,626	3.7%

Total Operating (Loss) Income	$(47,099)	(2.3)%	$55,421	2.6%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating Income (Loss) to Adjusted Operating Income (Loss), which excludes Streamlining Initiatives and Brand-Exiting Activities.

	Three Months Ended
	July 5, 2008 (13 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$584,180	$389,586	$973,766

Store Closure and Brand-Exiting Activities	(5,731)	(9,921)	(15,652)

Adjusted Net Sales	$578,449	$379,665	$958,114

Operating Income (Loss):
As Reported	$12,650	$(38,417)	$(25,767)

Streamlining Initiatives and Brand-Exiting Activities	14,318	32,459	46,777

Adjusted Operating Income	$26,968	$(5,958)	$21,010

% of Adjusted Net Sales	4.7%	(1.6)%	2.2%

	Three Months Ended
	June 30, 2007 (13 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$494,066	$554,479	$1,048,545

Store Closure Adjustments	—	(4,378)	(4,378)

Adjusted Net Sales	$494,066	$550,101	$1,044,167

Operating Income (Loss):
As Reported	$29,934	$(5,148)	$24,786

Streamlining Initiatives	5,899	14,768	20,667

Adjusted Operating Income (Loss)	$35,833	$9,620	$45,453

% of Adjusted Net Sales	7.3%	1.7%	4.4%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating Income (Loss) to Adjusted Operating Income (Loss), which excludes Streamlining Initiatives and Brand-Exiting Activities.

	Six Months Ended
	July 5, 2008 (27 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$1,204,330	$883,973	$2,088,303

Store Closure and Brand-Exiting Activities	(5,731)	(26,218)	(31,949)

Adjusted Net Sales	$1,198,599	$857,755	$2,056,354

Operating Income (Loss):
As Reported	$40,023	$(87,122)	$(47,099)

Streamlining Initiatives and Brand-Exiting Activities	26,274	83,442	109,716

Adjusted Operating Income	$66,297	$(3,680)	$62,617

% of Adjusted Net Sales	5.5%	(0.4)%	3.0%

	Six Months Ended
	June 30, 2007 (26 weeks)
	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$979,671	$1,133,013	$2,112,684

Store Closure Adjustments	—	(11,029)	(11,029)

Adjusted Net Sales	$979,671	$1,121,984	$2,101,655

Operating Income:
As Reported	$79,984	$(24,563)	$55,421

Streamlining Initiatives	5,899	24,915	30,814

Adjusted Operating Income	$85,883	$352	$86,235

% of Adjusted Net Sales	8.8%	—	4.1%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating Income (Loss) to Adjusted Operating Income (Loss), which excludes Streamlining Initiatives and Brand-Exiting Activities.

	Three Months Ended
	July 5, 2008 (13 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$627,918	$345,848	$973,766

Store Closure and Brand-Exiting Activities	(9,362)	(6,290)	(15,652)

Adjusted Net Sales	$618,556	$339,558	$958,114

Operating (Loss) Income:
As Reported	$(29,828)	$4,061	$(25,767)

Streamlining Initiatives and Brand-Exiting Activities	41,070	5,707	46,777

Adjusted Operating Income	$11,242	$9,768	$21,010

% of Adjusted Net Sales	1.8%	2.9%	2.2%

	Three Months Ended
	June 30, 2007 (13 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$729,490	$319,055	$1,048,545

Store Closure Adjustments	(4,378)	—	(4,378)

Adjusted Net Sales	$725,112	$319,055	$1,044,167

Operating Income:
As Reported	$12,883	$11,903	$24,786

Streamlining Initiatives	14,439	6,228	20,667

Adjusted Operating Income	$27,322	$18,131	$45,453

% of Adjusted Net Sales	3.8%	5.7%	4.4%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)
The following tables provide reconciliations of Net Sales to Adjusted Net Sales, which excludes Store Closure and Brand-Exiting Activities and of Operating Income (Loss) to Adjusted Operating Income (Loss), which excludes Streamlining Initiatives and Brand-Exiting Activities.

	Six Months Ended
	July 5, 2008 (27 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$1,343,558	$744,745	$2,088,303

Store Closure and Brand-Exiting Activities	(24,993)	(6,956)	(31,949)

Adjusted Net Sales	$1,318,565	$737,789	$2,056,354

Operating (Loss) Income:
As Reported	$(61,840)	$14,741	$(47,099)

Streamlining Initiatives and Brand-Exiting Activities	96,436	13,280	109,716

Adjusted Operating Income	$34,596	$28,021	$62,617

% of Adjusted Net Sales	2.6%	3.8%	3.0%

	Six Months Ended
	June 30, 2007 (26 weeks)
	Domestic	International	Total
Net Sales:
As Reported	$1,449,162	$663,522	$2,112,684

Store Closure Adjustments	(11,029)	—	(11,029)

Adjusted Net Sales	$1,438,133	$663,522	$2,101,655

Operating Income:
As Reported	$30,795	$24,626	$55,421

Streamlining Initiatives	23,821	6,993	30,814

Adjusted Operating Income	$54,616	$31,619	$86,235

% of Adjusted Net Sales	3.8%	4.8%	4.1%